Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

THIS TRANSITION AGREEMENT AND RELEASE (this “Agreement”), is made and entered into as of this 30th day of August, 2010 (the “Execution Date”) and effective as of October 9, 2010 (the “Effective Date”), by and between The Wet Seal, Inc., a Delaware corporation (the “Company”), and Edmond S. Thomas (“Executive,” and together with the Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, Executive serves as President and Chief Executive Officer of the Company pursuant to an employment agreement dated as of September 6, 2007 (the “Employment Agreement”) and also serves as a member of the Company’s Board of Directors (the “Board”);

WHEREAS, the Term (as defined in the Employment Agreement) of the Employment Agreement will end on October 8, 2010 (the “Employment Agreement Expiration Date”);

WHEREAS, by mutual agreement among the Parties, the Employment Agreement will not be renewed; however, Executive’s employment with the Company will continue following the Employment Agreement Expiration Date until 5:00 p.m. Pacific Time on February 8, 2011 (the “Termination Date”);

WHEREAS, from the period commencing on the Execution Date and ending on the Employment Agreement Expiration Date, the terms and conditions of Executive’s employment shall continue to be governed by the terms of the Employment Agreement (including, without limitation, the restrictions contained in Sections 6 through 10 thereof);

WHEREAS, from the period commencing on the Effective Date and ending at 5:00 p.m. Pacific Time on the Termination Date (the “Transition Period”), Executive has agreed to (a) undertake such duties and projects as reasonably requested by the Board, (b) assist in the Company’s search for a successor and (c) ensure an orderly and complete transition of his duties as President and Chief Executive Officer of the Company to any such successor appointed by the Board; and

WHEREAS, Executive will resign his position as a member of the Board as of the Employment Agreement Expiration Date and Executive will resign his employment with the Company as of the Termination Date.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein and in satisfaction of the Company’s obligations to Executive, the Company and Executive agree as follows:

ARTICLE I: TRANSITION AND RESIGNATION

Section 1.1 Termination of Employment; Effectiveness of Agreement. Except as expressly set forth herein, the Employment Agreement shall expire and cease to have any effect as of the Employment Agreement Expiration Date. This Agreement shall become effective as of the Effective Date provided that the following conditions have been met: (a) Executive has been continuously employed by the Company and served in his capacity as President and Chief Executive Officer through the Employment Agreement Expiration Date and (b) Executive has executed, delivered to the Company and not revoked this Agreement and the release set forth on Annex A attached hereto (which release shall not be signed earlier than the Effective Date).

Section 1.2 Duties of Executive. During the Transition Period, Executive shall continue to be employed by the Company on a full-time basis and his duties shall include such duties and projects as may be reasonably requested by the Board, including, without limitation, serving as interim President and Chief Executive Officer and providing such services as are necessary to transition the roles of President and Chief Executive Officer to the Board’s designated successor to such positions. Executive shall use Executive’s good faith, best efforts and judgment (a) in performing Executive’s duties as requested by the Board including, but not limited to, the transition services contemplated above and (b) to act in the best interests of the Company. Executive shall devote his full business time, attention and efforts to the business of the Company, but may participate in charitable and personal investment activities to a reasonable extent, as long as such activities do not interfere with the performance of his duties and responsibilities as requested by the Board.

Section 1.3 Termination of Employment. The Company may, in its sole discretion, elect to terminate Executive’s employment and the Transition Period prior to the Termination Date, subject to its obligations to Executive pursuant to Sections 2.3(c) and 2.3(e) hereof.

Section 1.4 Resignation. If not terminated sooner in accordance with Section 1.3, Executive shall resign all positions he holds with the Company in any capacity as an employee or officer of the Company and its affiliates effective as of the close of business on the Termination Date. Executive acknowledges that his termination as of the Termination Date shall constitute a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

ARTICLE II: PAYMENTS AND BENEFITS

Section 2.1 Compensation Prior to the Employment Agreement Expiration Date. For the period commencing on the Execution Date and ending on the Employment Agreement Expiration Date, Executive shall continue to be compensated pursuant to the terms of the Employment Agreement. Executive acknowledges and agrees that none of the actions contemplated herein give Executive the right to terminate his employment for “Good Reason” (as defined in the Employment Agreement) and that he is not entitled to any severance upon the expiration of the Term of the Employment Agreement. The Parties acknowledge that pursuant to the terms of the Performance Share and Restricted Share Award Agreement between the Company and Executive dated October 8, 2007, Executive will vest in 166,668 shares of restricted stock on October 8, 2010 and all outstanding unvested Performance Shares shall automatically be forfeited without payment of any consideration to Executive as of October 8, 2010.

Section 2.2 Compensation During the Transition Period.

(a) During the Transition Period, Executive shall continue to receive his Base Compensation (as defined in the Employment Agreement) at the annualized rate of $750,000 ($62,500 per month), less applicable withholdings by the Company. Such Base Compensation shall be paid in installments in accordance with the Company’s customary payroll practices.

(b) Executive shall participate in the Company’s 2010 Corporate CEO Incentive Plan (the “Incentive Plan”) with respect to the fiscal year ending January 29, 2011 (the “2010 Fiscal Year”). Executive’s bonus, if any, shall be determined in accordance with the terms of the Incentive Plan and calculated as previously agreed to by the Company and Executive. Any bonus earned during the 2010 Fiscal Year shall be paid at such time as the Company customarily pays annual bonuses to its executive officers and following certification by the Compensation Committee of the Board of the achievement of applicable EBITDA performance measures and the amount of the bonus to be paid to Executive for the 2010 Fiscal Year. Notwithstanding anything to the contrary in the Incentive Plan or Section 3.2(a) of the Employment Agreement, if the Company terminates Executive’s employment for any reason or if Executive dies prior to the end of the 2010 Fiscal Year and the EBITDA performance measures as previously agreed to by the Company and Mr. Thomas are achieved, Executive (or his estate or beneficiaries in the event of his death) shall be entitled to a pro rata bonus for the 2010 Fiscal Year calculated based on the level of achievement of the EBITDA performance measures and the number of days Executive was employed during the 2010 Fiscal Year, as determined by the Company.

(c) Executive’s 33,334 outstanding unvested stock options that were granted pursuant to that certain Stock Option Agreement between the Company and Executive dated as of March 7, 2008 shall vest on February 8, 2011.

(d) During the Transition Period, Executive shall be entitled to seven (7) days of paid vacation to be used and accrued in accordance with the Company’s policy as it may be established from time to time. In addition, Executive shall receive other paid time-off in accordance with the Company’s policies for senior executives as such policies may exist from time to time.

(e) During the Transition Period, Executive shall be entitled to participate in such employee benefit plans and insurance programs offered by the Company to its employees generally, or which it may adopt from time to time for its employees generally, in accordance with the eligibility requirements for participation therein.

(f) During the Transition Period, the Company shall provide Executive with a luxury sedan automobile for his use and shall provide customary insurance coverage for such automobile. On or prior to the Termination Date (or any earlier termination of employment),

Executive shall return any such automobile unless, prior thereto, he agrees to assume and become obligated under the automobile lease of the Company with respect thereto.

(g) During the Transition Period, the Company shall reimburse Executive for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by Executive in the performance of his duties and responsibilities hereunder, subject to the Company’s normal policies and procedures for expense verification and documentation.

(h) Notwithstanding the provisions contained in this Section 2.2, if Executive’s employment terminates for any reason prior to the end of the Transition Period, the Company’s obligation to provide the compensation and benefits contemplated herein shall cease effective as of the date of Executive’s termination of employment.

Section 2.3 Transition Payment; Accrued Amounts; COBRA. In consideration of Executive’s execution and non-revocation of the release set forth on Annex B attached hereto (which release shall not be signed earlier than the Termination Date (or Executive’s earlier termination of employment)) and subject to Executive’s continued compliance with the terms and conditions of this Agreement and Executive’s continuous employment with the Company as of the Employment Agreement Expiration Date and continued employment throughout the Transition Period, the Company agrees to pay or provide Executive with the following payments and benefits:

(a) On the Termination Date (or Executive’s earlier termination of employment), the Company shall pay Executive for any accrued but unused vacation and any accrued but unpaid Base Compensation through the Termination Date and Executive shall be entitled to vested benefits, if any, owed to Executive under the terms of the employee benefit plans referenced in Section 2.2(e) above in accordance with their terms.

(b) Within thirty (30) days following the Termination Date (or Executive’s earlier termination of employment), the Company shall reimburse Executive for unreimbursed reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by Executive in the performance of his duties and responsibilities during the Transition Period, subject to the Company’s normal policies and procedures for expense verification and documentation.

(c) The Company shall pay Executive a cash payment equal to $750,000, which shall be payable in six (6) equal monthly installments beginning on the 30th day following the Termination Date (the “Transition Payment”); provided, that, Executive shall only be entitled to the Transition Payment if the release set forth on Annex B has been executed and not revoked within 30 days following the Termination Date. Except as otherwise provided in Section 2.3(d) hereof, Executive must remain employed by the Company throughout the Transition Period in order to be entitled to the Transition Payment. For the avoidance of doubt, if (i) Executive dies or becomes Disabled, (ii) Executive resigns for any reason or (iii) Executive’s employment terminates for any reason other than a termination by the Company without “Cause” (as defined in the Employment Agreement but also including a breach of this Agreement), in each case, prior to the end of the Transition Period, he shall not be entitled to the Transition Payment.

(d) The Parties acknowledge that the Company may elect to terminate Executive’s employment prior to the end of the Transition Period and such termination shall not be a breach of this Agreement. If the Company elects to terminate Executive’s employment prior to the end of the Transition Period and such termination constitutes a termination without Cause, the Company shall pay Executive the Transition Payment in six (6) equal monthly installments beginning on the 30th day following his termination of employment, subject to the release requirements contained in Section 2.3(c) and the Company shall have no further obligations to Executive.

(e) If Executive’s employment terminates on the Termination Date, or if Executive’s employment is terminated by the Company without Cause prior to the Termination Date, and Executive intends to continue his medical coverage under COBRA, for a one (1) year period following the date of Executive’s termination of employment, the Company shall reimburse Executive for the cost of his monthly COBRA premium that is in excess of the active employee rate in order to provide continued group medical and dental benefits for Executive and/or his family under the plans and programs in which Executive and/or his family participated immediately prior to Executive’s termination of employment; provided, that, Executive must timely elect COBRA coverage to the extent available under the Company’s health plans and timely pay the monthly premium for such COBRA coverage (the “COBRA Benefit”). Any payment or reimbursement under this provision shall be payable on the first Company payroll date in each month following Executive’s termination of employment.

(f) Executive acknowledges and agrees that he is not otherwise entitled to the Transition Payment or the COBRA Benefit and that the Transition Payment and the COBRA Benefit constitute additional consideration for Executive’s execution, delivery to the Company and non-revocation of the release set forth on Annex B. Executive further acknowledges that if Executive breaches this Agreement, including a violation of any of the restrictions contained in Article III below, any portion of the Transition Payment or the COBRA Benefit that is thereafter due from the Company to Executive shall be terminated immediately and the Company’s obligation to pay, and Executive’s right to receive, any such portion of the Transition Payment or the COBRA Benefit shall terminate and be of no further force and effect.

Section 2.4 Death or Disability. If Executive dies during the Transition Period, Executive’s employment shall terminate on the date of his death. The Company may, consistent with applicable law, terminate Executive’s employment if he becomes Disabled (as defined in the Employment Agreement), upon delivery of a Notice of Termination (as defined in the Employment Agreement) to Executive. Upon termination of Executive’s employment due to Executive’s death or by the Company due to Executive’s Disability, Executive shall be entitled to:

(a) Within 72 hours following the date of Executive’s termination of employment due to death or Disability, the Company shall pay Executive for any accrued but unused vacation and any accrued but unpaid Base Compensation through the date of his termination of employment and Executive shall be entitled to vested benefits, if any, owed to Executive under the terms of the employee benefit plans referenced in Section 2.2(d) above in accordance with their terms.

(b) Within thirty (30) days following Executive’s termination of employment, the Company shall reimburse Executive for unreimbursed reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by Executive in the performance of his duties and responsibilities during the Transition Period, subject to the Company’s normal policies and procedures for expense verification and documentation.

(c) If Executive’s employment is terminated due to Disability and Executive intends to continue his medical coverage under COBRA, for a one (1) year period following the date of Executive’s termination of employment, the Company shall reimburse Executive for the cost of his monthly COBRA premium that is in excess of the active employee rate in order to provide continued group medical and dental benefits for Executive and/or his family under the plans and programs in which Executive and/or his family participated immediately prior to Executive’s termination of employment; provided, that, Executive must timely elect COBRA coverage to the extent available under the Company’s health plans and timely pay the monthly premium for such COBRA coverage. Any payment or reimbursement under this provision shall be payable on the first Company payroll date in each month following Executive’s termination of employment.

Section 2.5 Withholding of Taxes. The Company may withhold from any benefits or compensation payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

Section 2.6 Benefits. Upon the Termination Date (or any earlier termination of employment), Executive shall cease to be eligible to participate in any of the Company’s employee benefit plans for the benefit of employees and officers, other than his right to elect continuation coverage under any group health plan.

Section 2.7 No Other Payments. Executive acknowledges and agrees that the Company does not owe Executive any wages; compensation; bonuses; deferred compensation; awards; sick pay; personal leave pay; notice pay; severance pay; vacation pay; expense reimbursement; payments, rights, or continued coverage under any medical or other benefit policy or plan or qualified or non-qualified retirement plan; or any other forms of remuneration of any kind or nature, except as provided in this Agreement.

ARTICLE III: RESTRICTIVE COVENANTS

Section 3.1 Proprietary Information. Executive specifically agrees that Executive will not at any time, whether during or subsequent to the Transition Period, in any fashion, form or manner, except in furtherance of Executive’s duties at the Company or with the specific written consent of the Company, either directly or indirectly use, divulge, disclose or communicate to any person in any manner whatsoever, any confidential information or trade secrets of any kind, nature or description concerning any matters affecting or relating to the business of the Company (the “Proprietary Information”), including (a) all information, design or software programs (including object codes and source codes), techniques, drawings, plans, experimental and research work, inventions, patterns, processes and know-how, whether or not patentable, and whether or not at a commercial stage related to the Company or any subsidiary thereof, (b) buying habits or practices of any of its customers or vendors, (c) the Company’s marketing methods, sales activities, promotion, credit and financial data and related information, (d) the Company’s costs or sources of materials, (e) the prices it obtains or has obtained or at which it sells or has sold its products or services, (f) lists or other written records used in the Company’s business, (g) compensation paid to employees and other terms of employment, or (h) any other confidential information of, about or concerning the business of the Company, its manner of operation, or other confidential data of any kind, nature, or description (excluding any information that is or becomes publicly known or available for use through no fault of Executive or as directed by court order). The Parties hereto stipulate that as between them, Proprietary Information constitutes trade secrets that derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value or cause economic harm to the Company from its disclosure or use and that Proprietary Information is the subject of efforts which are reasonable under the circumstances to maintain its secrecy and of which this Section 3.1 is an example, and that any breach of this Section 3.1 shall be a material breach of this Agreement. All Proprietary Information shall be and remain the Company’s sole property.

Section 3.2 Restrictions on Solicitation Following Termination Date.

(a) Executive acknowledges and agrees that the Company invested considerable resources to develop, service and maintain the Proprietary Information defined above in Section 3.1. Executive agrees that the Company maintains such information on a confidential basis, and Executive agrees that such information constitutes trade secrets of the Company. Executive further acknowledges and agrees that the Company has a legitimate interest in preventing the unauthorized disclosure of such information.

(b) In addition, Executive acknowledges and agrees that information pertaining to agents, and employees of the Company is confidential, that such information constitutes trade secrets of the Company and that the Company has a legitimate interest in preventing the unauthorized disclosure of confidential information and trade secrets relating to agents and employees. In recognition of these facts, Executive agrees as follows:

(i) With respect to any person or entity who is or was a vendor or business partner of the Company both during the Transition Period and for one year (365 days) following the Termination Date (or Executive’s earlier termination of employment), Executive will not, either directly or indirectly, use, reproduce, or disclose to any other person or company any Proprietary Information, or any other trade secret or confidential information of the Company to solicit or induce or attempt to solicit or induce any person or entity to end or alter his or her relationship with the Company.

(ii) During the Transition Period and for one year following the Termination Date (or Executive’s earlier termination of employment), Executive will not directly or indirectly induce or attempt to induce any agent or employee of the Company to terminate his or her relationship with the Company or to contract or associate with a competitor or potential competitor of the Company. Executive further agrees not to use, reproduce, or disclose to any other person or company any Proprietary Information, or any other trade secret or confidential information of the Company that would enable or assist that person or company to solicit, attempt to solicit, induce or otherwise cause any agent or employee of the Company to terminate his or her relationship with the Company or to contract or associate with a competitor or potential competitor of the Company.

(iii) Executive acknowledges that he has carefully read and considered the provisions of Section 3.1 and having done so, agrees that the restrictions set forth are fair and reasonably required for the protection of the Company’s trade secrets, and that adequate consideration has been provided for these promises.

Section 3.3 Non-Competition. Executive acknowledges and recognizes the highly competitive nature of the business of the Company and its affiliates and accordingly agrees as follows: During his employment, including the Transition Period, Executive will not, directly or indirectly, (a) engage in any business for Executive’s own account that competes with the business of the Company or its affiliates (including, without limitation, businesses which the Company or its affiliates have specific plans to conduct in the future and as to which Executive is aware of such planning), (b) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company or its affiliates, (c) acquire a financial interest in any person engaged in any business that competes with the business of the Company or its affiliates, directly or indirectly, as an individual, partner, stockholder, officer, director, principal, agent, trustee or consultant, or (d) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its affiliates and customers, suppliers, partners, members or investors of the Company or its affiliates. Without limiting the generality of the foregoing, Executive agrees that any designer, manufacturer, wholesaler or retailer which designs, manufactures, markets or sells specialty apparel, clothing or accessories to primarily the age groups between fourteen (14) and thirty-five (35) and where such designer, manufacturer, wholesaler or retailer operates a retail store within seventy-five (75) miles of any location of the Company or any subsidiary or affiliate, would be “in competition with the business of the Company” or its subsidiaries or affiliates. Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on an over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person.

Section 3.4 Inventions.

(a) Executive agrees to disclose promptly to the Company any and all concepts, designs, inventions, discoveries and improvements related to the Company’s business that Executive may conceive, discover or make from the beginning of Executive’s employment with the Company until the termination thereof; whether such is made solely or jointly with others, whether or not patentable, of which the conception or making involves the use of the Company’s time, facilities, equipment, personnel, supplies or trade secret information (collectively, “Inventions”).

(b) Executive agrees to assign, and does hereby assign, to the Company (or its nominee) Executive’s right, title and interest in and to any and all Inventions that Executive may conceive, discover or make, either solely or jointly with others, whether or not patentable, from the beginning of Executive’s employment with the Company until the termination thereof (including, without limitation, the Transition Period) of which the conception or making involves the use of the Company’s time, facilities, equipment, personnel, supplies or trade secret information.

(c) Executive agrees to sign at the request of the Company any instrument necessary for the filing and prosecution of patent applications in the United States and elsewhere, including divisional, continuation, revival, renewal or reissue applications, covering any Inventions and all instruments necessary to vest title to such Inventions in the Company (or its nominee). Executive further agrees to cooperate and assist the Company in preparing, filing and prosecuting any and all such patent applications and in pursuing or defending any litigation upon Inventions covered hereby. The Company shall bear all expenses involved in the prosecution of such patent applications it desires to have filed. Executive agrees to sign at the request of the Company any and all instruments necessary to vest title in the Company (or its nominee) to any specific patent application prepared by the Company and covering Inventions which Executive has agreed to assign to the Company (or its nominee) pursuant to Section 3.4(b) above.

(d) The provisions of Sections 3.4(b) and 3.4(c) do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, which provides in substance that provisions in an employment agreement providing that an employee shall assign or offer to assign rights in an invention to his or her employer do not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely in the employee’s own time, except for those inventions that either (a) relate, at the time of conception or reduction to practice of the invention: (i) to the business of the employer or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) result from any work performed by the employee for the employer.

Section 3.5 Shop Rights. The Company shall also have a perpetual, royalty-free, non-exclusive right to use in its business, and to make, use, license and sell products, processes and/or services derived from any inventions, discoveries, designs, improvements, concepts, ideas, works of authorship, whether or not patentable, including processes, methods, formulae, techniques or know-how related thereto, that are not within the scope of “Inventions” as defined above, but which are conceived or made by Executive during regular working hours or with the Company’s facilities, equipment, personnel, supplies or trade secret information.

Section 3.6 Injunctive Relief. Executive acknowledges that any violation of any provision of Sections 3.1 through 3.5 and Sections 3.8 through 3.10 hereof by Executive will cause irreparable damage to the Company, that such damages will be incapable of precise measurement and that, as a result, the Company will not have an adequate remedy at law to redress the harm which such violations will cause. Therefore, in the event of any violation or threatened violation of any provision of Sections 3.1 through 3.5 and Sections 3.8 through 3.10 by Executive, in addition to any other rights at law or in equity, Executive agrees that the Company will be entitled to seek injunctive relief including, but not limited to, temporary and/or permanent restraining orders to restrain any violation or threatened violation of such Sections by Executive.

Section 3.7 Blue Pencil. It is the desire and intent of the Parties that the provisions of Section 3.1 through 3.5 hereof shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of Sections 3.1 through 3.5 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended either to conform to such restrictions as the court or arbitrator may allow, or to delete therefrom or reform the portion thus adjudicated to be invalid and unenforceable, such deletion or reformation to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made. It is expressly agreed that any court or arbitrator shall have the authority to modify any provision of Sections 3.1 through 3.5 if necessary to render it enforceable, in such manner as to preserve as much as possible the Parties’ original intentions, as expressed therein, with respect to the scope thereof.

Section 3.8 Copyright. Executive agrees that any work prepared by Executive for the Company that is eligible for copyright protection under any U.S. or foreign law shall be a work made for hire and ownership of all copyrights (including all renewals and extensions therein) shall vest in the Company. In the event any such work prepared by Executive for the Company is deemed not to be a work made for hire for any reason, Executive hereby irrevocably grants, transfers and assigns all right, title and interest in such work and all copyrights in such work and all renewals and extensions thereof to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of its copyright in such work, such assistance to be provided at the Company’s expense, but without any additional compensation to Executive. Executive agrees to and does hereby irrevocably waive all moral rights with respect to the work developed or produced hereunder, including any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

Section 3.9 Company’s And Executive’s Duties On Termination. Upon Executive’s termination of employment, Executive agrees to deliver promptly to the Company all Proprietary Information which is or has been in Executive’s possession or under Executive’s control. Upon termination of Executive’s employment for any reason whatsoever and at any earlier time the Company so requests, Executive will deliver to the custody of the person designated by the Company all originals and copies of such documents and other property of the Company in Executive’s possession, under Executive’s control or to which Executive may have access.

Section 3.10 Non-Disparagement. During Executive’s employment (including the Transition Period), for any reason, neither Executive nor his agents, on the one hand, nor the Company, or its senior executives (which for purposes of this Section 3.10 shall mean individuals with the title of Divisional President, Executive Vice President, Senior Vice President or above) or the Board, on the other hand, shall directly or indirectly issue or communicate any public statement, or statement likely to become public, that maligns, denigrates or disparages the other (including, in the case of communications by Executive or his agents, any of the Company’s officers, directors or employees). The foregoing shall not be violated by truthful responses to legal process or governmental inquiry or by private statements to any of the

Company’s officers, directors or employees; provided, that, in the case of Executive, such statements are made in the course of carrying out his duties pursuant to this Agreement.

ARTICLE IV. SURVIVAL OF CERTAIN PROVISIONS OF THE EMPLOYMENT AGREEMENT

Section 4.1 Indemnification. Section 17 of the Employment Agreement shall continue to apply following the Employment Agreement Expiration Date.

Section 4.2 Arbitration. Section 19 of the Employment Agreement shall continue to apply following the Employment Agreement Expiration Date with respect to any dispute arising between the Company and Executive with respect to the performance or interpretation of this Agreement.

ARTICLE V: RELEASE

Section 5.1 Release of Claims by Executive. For the consideration set forth herein Executive, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases (this “Release”) and discharges the Company, its parents, subsidiaries, affiliates, insurers, successors, and assigns, and their respective officers, directors, officers, employees, and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Company Entities”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the Execution Date, against the Company Entities arising out of or in any way related to Executive’s employment or termination of his employment; provided, however, that this shall not be a release with respect to any amounts and benefits owed to Executive pursuant to this Agreement upon termination of employment, employee benefit plans of the Company, or Executive’s right to indemnification as provided in Section 17 of the Employment Agreement and Section 4.1 of this Agreement.

Section 5.2 Waiver of Rights Under Other Statutes. Executive understands that this Release waives all claims and rights Executive may have under certain federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act) (“ADEA”), Title VII of the Civil Rights Act; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, the California Family Rights Act, California law regarding Relocations, Terminations, and Mass Layoffs, the California Labor Code; and all other statutes, regulations, common law, and other laws in any and all jurisdictions (including, but not limited to, California) that in any way relate to Executive’s employment or the termination of his employment.

Section 5.3 Informed and Voluntary Signature. No promise or inducement has been made other than those set forth in this Release. This Release is executed by Executive without reliance on any representation by the Company or any of its agents. Executive states that he is fully competent to manage his business affairs and understands that he may be waiving legal rights by signing this Release. Executive hereby acknowledges that he has carefully read this Release and has had the opportunity to thoroughly discuss the terms of this Release with legal counsel of his choosing. Executive hereby acknowledges that he fully understands the terms of this Release and its final and binding effect and that he affixes his signature hereto voluntarily and of his own free will.

Section 5.4 Waiver of Rights Under the Age Discrimination Act. Executive understands that this Release waives all of his claims and rights under the ADEA. The waiver of Executive’s rights under the ADEA does not extend to claims or rights that might arise after the date this Release is executed. The monies to be paid to Executive are in addition to any sums to which Executive would be entitled without signing this Release. For a period of seven (7) days following execution of this Release, Executive may revoke the terms of this Release by a written document received by the Chief Financial Officer of the Company no later than 11:59 p.m. of the seventh day following Executive’s execution of this Release. This Release will not be effective until said revocation period has expired. Executive acknowledges that he has been given up to twenty-one (21) days to decide whether to sign this Release. Executive has been advised to consult with an attorney prior to executing this Release and has been given a full and fair opportunity to do so.

Section 5.5 Waiver Of Civil Code Section 1542. It is the intention of the parties in signing this Release that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action referred to above. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Section 5.6 Unknown Claims. For the purpose of implementing a full, knowing and complete release and discharge of the Releasees, Executive expressly acknowledges that this Release is intended to include in its effect, without limitation, all claims which Executive does not know or suspects to exist in his favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.

Section 5.7 Covenant Not to Sue. Executive represents that neither he nor any person acting on his behalf has filed or caused to be filed any lawsuit, complaint, or charge against any of the Releasees in any court, any municipal, state or federal agency, or any other tribunal. Executive agrees that he will not, to the fullest extent permitted by law, sue or file a charge, complaint, grievance or demand for arbitration in any forum pursuing any claim released under this Agreement or assist or otherwise participate in any claim, arbitration, suit, action, investigation or other proceeding of any claim released hereunder.

Section 5.8 No Assignment of Released Claims. Executive represents and warrants that he has not assigned or conveyed to any other person or entity any part of or interest in any of the claims released in this Agreement. Executive further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any claim released in this Agreement or any proceeding that violates this Agreement.

Section 5.9 Acknowledgement. Executive acknowledges and agrees that none of the Releasees owes him any wages, bonuses, equity compensation, sick pay, personal leave pay, severance pay, vacation pay, or other compensation or payments, or continued coverage under any medical or other benefit policy or plan, qualified or non-qualified retirement benefits or forms of remuneration of any kind or nature, other than as specifically provided in this Agreement.

ARTICLE VI: TAX TREATMENT.

The Parties hereby agree that it is intended that all payments or benefits provided under this Agreement comply with or are exempt from Section 409A and this Agreement shall be interpreted accordingly. Executive is hereby advised to seek independent advice from Executive’s personal tax advisor(s) with respect to the application of Section 409A to any payments or benefits under this Agreement. Notwithstanding the foregoing, neither the Company nor any Releasee makes assurances with respect to the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state or local laws, and no such party shall be liable for any failure to comply with such laws.

ARTICLE VII: MISCELLANEOUS

Section 7.1 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, sent by facsimile or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to such address as provided in the signature pages hereto or sent to such other address or facsimile number as each party may furnish to the other in writing from time to time in accordance with this Section 7.1.

Section 7.2 Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of California without giving effect to any choice of law principles.

Section 7.3 No Waiver. No failure by either Party hereto at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement shall (a) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (b) preclude insistence upon strict compliance in the future.

Section 7.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable.

Section 7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

Section 7.6 Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

Section 7.7 Gender and Plurals. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

Section 7.8 Affiliate. As used in this Agreement, unless otherwise indicated, “affiliate” shall mean any person or entity which directly or indirectly through any one or more intermediaries owns or controls, is owned or controlled by, or is under common ownership or control with the Company.

Section 7.9 No Admission. This Agreement is not intended, and shall not be construed, as an admission that any of the Parties has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or construing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

Section 7.10 Section 409A.

(a) Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein either shall either be exempt from the requirements of Section 409A, or shall comply with the requirements of Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Section 409A.

(b) To the extent that the Company determines that any provision of this

Agreement would cause Executive to incur any additional tax or interest under Section 409A, the Company shall be entitled to reform such provision to attempt to comply with or be exempt from Section 409A through good faith modifications.

(c) Each payment under this Agreement or otherwise (including any installment payments) shall be treated as a separate payment for purposes of Section 409A.

(d) To the extent necessary to avoid imposition of any additional tax or interest penalties under Section 409A (such tax and interest penalties, a “Section 409A Tax”), notwithstanding the timing of payment provided in any other section of this Agreement, the timing of any payment, distribution or benefit pursuant to this Agreement shall be subject to a six-month delay in a manner consistent with Section 409A(a)(2)(B)(i) (and, in the case of installment payments, the first payment shall be a lump sum equal to the amount Executive would have received during such six-month period if no such payment delay had been imposed).

(e) To the extent necessary under Section 409A, any payments that are due hereunder in connection with Executive’s termination of employment shall only be payable to the extent that such termination of employment constitutes a “separation from service” within the meaning of Section 409A.

(f) All expenses or other reimbursements paid pursuant to this Agreement that are taxable income to Executive shall in no event be paid later than the end of the calendar year next following the calendar year in which Executive incurs such expense or pays such related tax. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense was incurred.

Section 7.11 Successors; Binding Agreement.

(a) Company’s Successors. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

(b) Executive’s Successors. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive’s death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive’s interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive’s death by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s).

Section 7.12 Entire Agreement. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement of the Parties with regard to the subject matter hereof, contains all the covenants, promises, representations, warranties and agreements between the Parties with respect to Executive’s employment during the Transition Period. Except as otherwise provided herein, each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement, or promise relating to Executive’s resignation from the Company, that is not contained in this Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the Parties.

Section 7.13 Third-Party Beneficiaries. The Releasees are intended third-party beneficiaries to the release contained herein.

Section 7.14 Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile and/or pdf), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

Section 7.15 Survival. The terms of this Agreement shall survive Executive’s cessation of service hereunder to the extent necessary to effectuate the intent thereof.

BY SIGNING BELOW, EXECUTIVE REPRESENTS AND WARRANTS THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT AND HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. HE SIGNS HIS NAME VOLUNTARILY AND WITH A FULL UNDERSTANDING OF ITS LEGAL CONSEQUENCES. EXECUTIVE HEREBY ACCEPTS AND AGREES TO ALL OF THE TERMS OF THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE WET SEAL, INC.

By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi
Title: Executive Vice President and Chief Financial Officer

/s/ Edmond S. Thomas
Edmond S. Thomas

ANNEX A

RELEASE

1. Expiration of Employment Agreement; Entry into Transition Agreement. Edmond S. Thomas (“Executive”) acknowledges that his employment agreement dated as of September 6, 2007 (the “Employment Agreement”) with The Wet Seal, Inc. (the “Company”) will expire on October 8, 2010. Executive acknowledges that he has entered into a transition agreement and release (the “Agreement”) with the Company, dated as of August 30, 2010 and effective as of October 9, 2010 (the “Effective Date”), subject to the terms and conditions set forth in the Agreement.

2. Release of Claims by Executive. For the consideration set forth in the Agreement, Executive, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases and discharges the Company, its parents, subsidiaries, affiliates, insurers, successors, and assigns, and their respective officers, directors, officers, employees, and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Company Entities”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the Effective Date, against the Company Entities arising out of or in any way related to Executive’s employment or termination of his employment; provided, however, that this shall not be a release with respect to any amounts and benefits owed to Executive pursuant to this Agreement upon termination of employment, employee benefit plans of the Company, or Executive’s right to indemnification as provided in Section 17 of the Employment Agreement.

3. Waiver of Rights Under Other Statutes. Executive understands that this Release waives all claims and rights Executive may have under certain federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act) (“ADEA”), Title VII of the Civil Rights Act; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, the California Family Rights Act, California law regarding Relocations, Terminations, and Mass Layoffs, the California Labor Code; and all other statutes, regulations, common law, and other laws in any and all jurisdictions (including, but not limited to, California) that in any way relate to Executive’s employment or the termination of his employment.

4. Informed and Voluntary Signature. No promise or inducement has been made other than those set forth in this Release. This Release is executed by Executive without reliance on any representation by the Company or any of its agents. Executive states that he is fully competent to manage his business affairs and understands that he may be waiving legal rights by signing this Release. Executive hereby acknowledges that he has carefully read this Release and has had the opportunity to thoroughly discuss the terms of this Release with legal counsel of his choosing. Executive hereby acknowledges that he fully understands the terms of this Release and its final and binding effect and that he affixes his signature hereto voluntarily and of his own free will.

5. Waiver of Rights Under the Age Discrimination Act. Executive understands that this Release waives all of his claims and rights under the ADEA. The waiver of Executive’s rights under the ADEA does not extend to claims or rights that might arise after the date this Release is executed. The monies to be paid to Executive are in addition to any sums to which Executive would be entitled without signing this Release. For a period of seven (7) days following execution of this Release, Executive may revoke the terms of this Release by a written document received by the Chief Financial Officer of the Company no later than 11:59 p.m. of the seventh day following Executive’s execution of this Release. The Release will not be effective until said revocation period has expired. Executive acknowledges that he has been given up to twenty-one (21) days to decide whether to sign this Release. Executive has been advised to consult with an attorney prior to executing this Release and has been given a full and fair opportunity to do so.

6. Waiver Of Civil Code Section 1542. It is the intention of the parties in signing this Release that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action referred to above. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

7. Unknown Claims. For the purpose of implementing a full, knowing and complete release and discharge of the Releasees, Executive expressly acknowledges that this Release is intended to include in its effect, without limitation, all claims which Executive does not know or suspects to exist in his favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.

8. Covenant Not to Sue. Executive represents that neither he nor any person acting on his behalf has filed or caused to be filed any lawsuit, complaint, or charge against any of the Releasees in any court, any municipal, state or federal agency, or any other tribunal. Executive agrees that he will not, to the fullest extent permitted by law, sue or file a charge, complaint, grievance or demand for arbitration in any forum pursuing any claim released under this Agreement or assist or otherwise participate in any claim, arbitration, suit, action, investigation or other proceeding of any claim released hereunder.

9. No Assignment of Released Claims. Executive represents and warrants that he has not assigned or conveyed to any other person or entity any part of or interest in any of the claims released in this Agreement. Executive further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any claim released in this Agreement or any proceeding that violates this Agreement.

10. Acknowledgement. Executive acknowledges and agrees that none of the Releasees owes him any wages, bonuses, equity compensation, sick pay, personal leave pay, severance pay, vacation pay, or other compensation or payments, or continued coverage under any medical or other benefit policy or plan, qualified or non-qualified retirement benefits or forms of remuneration of any kind or nature, other than as specifically provided in this Agreement.

11. Miscellaneous.

(a) This Release shall be governed in all respects by the laws of the State of California without regard to the principles of conflict of law.

(b) In the event that any one or more of the provisions of this Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Release is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(c) This Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) The paragraph headings used in this Release are included solely for convenience and shall not affect or be used in connection with the interpretation of this Release.

(e) This Release and the Agreement represent the entire agreement between the parties with respect to the subject matter hereto and may not be amended except in a writing signed by the Company and Executive. If any dispute should arise under this Release, it shall be settled in accordance with the terms of Section 19 of the Employment Agreement.

(f) This Release shall be binding on the executors, heirs, administrators, successors and assigns of Executive and the successors and assigns of Company and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company Entities and the Releasors.

BY SIGNING BELOW, EXECUTIVE REPRESENTS AND WARRANTS THAT HE HAS CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS RELEASE AND HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. HE SIGNS HIS NAME VOLUNTARILY AND WITH A FULL UNDERSTANDING OF ITS LEGAL CONSEQUENCES. EXECUTIVE HEREBY ACCEPTS AND AGREES TO ALL OF THE TERMS OF THIS RELEASE KNOWINGLY AND VOLUNTARILY.

IN WITNESS WHEREOF, Executive hereby executes this Release as of the Effective Date.

EXECUTIVE

Edmond S. Thomas

ANNEX B

RELEASE

1. Termination of Employment. Edmond S. Thomas (“Executive”) acknowledges that his last day of employment with The Wet Seal, Inc. and any of its affiliates (the “Company”) is                              (the “Termination Date”).

2. Release of Claims by Executive. For the consideration set forth in the Agreement, Executive, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases and discharges the Company, its parents, subsidiaries, affiliates, insurers, successors, and assigns, and their respective officers, directors, officers, employees, and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Company Entities”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the Termination Date, against the Company Entities arising out of or in any way related to Executive’s employment or termination of his employment; provided, however, that this shall not be a release with respect to any amounts and benefits owed to Executive pursuant to this Agreement upon termination of employment, employee benefit plans of the Company, or Executive’s right to indemnification as provided in Section 17 of the Employment Agreement.

3. Waiver of Rights Under Other Statutes. Executive understands that this Release waives all claims and rights Executive may have under certain federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act) (“ADEA”), Title VII of the Civil Rights Act; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, the California Family Rights Act, California law regarding Relocations, Terminations, and Mass Layoffs, the California Labor Code; and all other statutes, regulations, common law, and other laws in any and all jurisdictions (including, but not limited to, California) that in any way relate to Executive’s employment or the termination of his employment.

4. Informed and Voluntary Signature. No promise or inducement has been made other than those set forth in this Release. This Release is executed by Executive without reliance on any representation by the Company or any of its agents. Executive states that he is fully competent to manage his business affairs and understands that he may be waiving legal rights by signing this Release. Executive hereby acknowledges that he has carefully read this Release and has had the opportunity to thoroughly discuss the terms of this Release with legal counsel of his choosing. Executive hereby acknowledges that he fully understands the terms of this Release and its final and binding effect and that he affixes his signature hereto voluntarily and of his own free will.

5. Waiver of Rights Under the Age Discrimination Act. Executive understands that this Release waives all of his claims and rights under the ADEA. The waiver of Executive’s rights under the ADEA does not extend to claims or rights that might arise after the date this Release is executed. The monies to be paid to Executive are in addition to any sums to which Executive would be entitled without signing this Release. For a period of seven (7) days following execution of this Release, Executive may revoke the terms of this Release by a written document received by the Chief Financial Officer of the Company no later than 11:59 p.m. of the seventh day following Executive’s execution of this Release. The Release will not be effective until said revocation period has expired. Executive acknowledges that he has been given up to twenty-one (21) days to decide whether to sign this Release. Executive has been advised to consult with an attorney prior to executing this Release and has been given a full and fair opportunity to do so.

6. Waiver Of Civil Code Section 1542. It is the intention of the parties in signing this Release that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action referred to above. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

7. Unknown Claims. For the purpose of implementing a full, knowing and complete release and discharge of the Releasees, Executive expressly acknowledges that this Release is intended to include in its effect, without limitation, all claims which Executive does not know or suspects to exist in his favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.

8. Covenant Not to Sue. Executive represents that neither he nor any person acting on his behalf has filed or caused to be filed any lawsuit, complaint, or charge against any of the Releasees in any court, any municipal, state or federal agency, or any other tribunal. Executive agrees that he will not, to the fullest extent permitted by law, sue or file a charge, complaint, grievance or demand for arbitration in any forum pursuing any claim released under this Agreement or assist or otherwise participate in any claim, arbitration, suit, action, investigation or other proceeding of any claim released hereunder.

9. No Assignment of Released Claims. Executive represents and warrants that he has not assigned or conveyed to any other person or entity any part of or interest in any of the claims released in this Agreement. Executive further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any claim released in this Agreement or any proceeding that violates this Agreement.

10. Acknowledgement. Executive acknowledges and agrees that none of the Releasees owes him any wages, bonuses, equity compensation, sick pay, personal leave pay, severance pay, vacation pay, or other compensation or payments, or continued coverage under any medical or other benefit policy or plan, qualified or non-qualified retirement benefits or forms of remuneration of any kind or nature, other than as specifically provided in this Agreement.

11. Miscellaneous.

(a) This Release shall be governed in all respects by the laws of the State of California without regard to the principles of conflict of law.

(b) In the event that any one or more of the provisions of this Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Release is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(c) This Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) The paragraph headings used in this Release are included solely for convenience and shall not affect or be used in connection with the interpretation of this Release.

(e) This Release and the Transition Agreement represent the entire agreement between the parties with respect to the subject matter hereto and may not be amended except in a writing signed by the Company and Executive. If any dispute should arise under this Release, it shall be settled in accordance with the terms of Section 19 of the Employment Agreement.

(f) This Release shall be binding on the executors, heirs, administrators, successors and assigns of Executive and the successors and assigns of Company and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company Entities and the Releasors.

BY SIGNING BELOW, EXECUTIVE REPRESENTS AND WARRANTS THAT HE HAS CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS RELEASE AND HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. HE SIGNS HIS NAME VOLUNTARILY AND WITH A FULL UNDERSTANDING OF ITS LEGAL CONSEQUENCES. EXECUTIVE HEREBY ACCEPTS AND AGREES TO ALL OF THE TERMS OF THIS RELEASE KNOWINGLY AND VOLUNTARILY.

IN WITNESS WHEREOF, Executive hereby executes this Release as of the Termination Date.

EXECUTIVE

Edmond S. Thomas